UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021
____________________

BRIGHAM MINERALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38870	83-1106283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5914 W. Courtyard Drive,	Suite 200
Austin,	TX	78730
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(512)	220-6350
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01	MNRL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR§240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2021, Brigham Resources, LLC (“Brigham Resources”), a wholly-owned subsidiary of the registrant, as borrower, entered into the Fourth Amendment (the “Fourth Amendment”) to the Credit Agreement among Brigham Resources, the financial institutions party thereto, and Wells Fargo Bank, N.A., as administrative agent, (the “Credit Agreement”). The Fourth Amendment, among other things, evidenced an increase of the borrowing base and elected commitments under the Credit Agreement from $165.0 million to $230.0 million, respectively.

The foregoing description of the Fourth Amendment is a summary only and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.
The disclosures of the material terms and conditions of the Fourth Amendment contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.
Item 3.02. Unregistered Sales of Equity Securities.
See Item 8.01 of this Current Report on Form 8-K, which is incorporated into this Item 3.02 by reference.
Item 7.01. Regulation FD Disclosure.

On December 17, 2021, Brigham Minerals, Inc. (the “Company”) issued a press release announcing the completion of the previously announced acquisition in which Rearden Minerals, LLC, a wholly owned subsidiary of the Company (“Rearden”), acquired certain mineral and royalty assets (the “Acquisition”) from Principle Energy, LLC and Regal Petroleum LLC (D/B/A Regal Royalty, LLC), in each case, an unrelated seller (collectively, the “Sellers”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 8.01. Other Events.

Upon closing of the Acquisition, the Company and Rearden delivered to the Sellers $43,082,583 of cash consideration and 2,180,128 shares of the Company’s Class A common stock, par value $0.01 per share (the “Acquisition Shares”), less and except a certain portion of the Acquisition Shares that were deposited into escrow to support the Sellers’ indemnification obligations under the Purchase and Sale Agreement dated November 3, 2021 (the “Purchase and Sale Agreement”).

In connection with the closing of the Acquisition, the Company entered into a customary registration rights agreement with the Sellers, pursuant to which the Company agreed to file and use commercially reasonable efforts to cause to become effective within 30 days after the closing date a shelf registration statement and prospectus supplement under the Securities Act to permit the resale of the Acquisition Shares by the Sellers. Pursuant to the terms of the Purchase and Sale Agreement, the Sellers have agreed not to transfer, sell, pledge, hypothecate or otherwise dispose of the Acquisition Shares, other than certain permitted transfers, during the period that begins on the closing date and ends on January 13, 2022 with respect to 100% of the Acquisition Shares. During the period that begins on January 14, 2022 and ends on March 15, 2022, the Sellers will have the opportunity to transfer, sell, pledge, hypothecate or otherwise dispose of the Acquisition Shares in certain increments. The Sellers may transfer, sell, pledge, hypothecate or otherwise dispose of all of the Acquisition Shares after March 15, 2022.

The foregoing description of the registration rights agreement is a summary only and is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of December 15, 2021, by and among Brigham Minerals, Inc. and Principle Energy, LLC and Regal Petroleum LLC (D/B/A) Regal Royalty, LLC.
10.1
Fourth Amendment to Credit Agreement, dated as of December 15, 2021, by and among Brigham Resources, LLC, as borrower, the financial institutions party thereto, and Wells Fargo Bank, N.A., as administrative agent.

99.1	Press Release issued by Brigham Minerals, Inc., dated December 17, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2021	BRIGHAM MINERALS, INC.

		By:	/s/ Kari A. Potts
		Name:	Kari A. Potts
		Title:	Vice President, General Counsel, Compliance Officer and
Corporate Secretary